Exhibit 99.1

               Neiman Marcus, Inc. Reports Third Quarter Earnings

     DALLAS--(BUSINESS WIRE)--June 7, 2007--Neiman Marcus, Inc. today reported financial results for the third quarter of fiscal year 2007. On October 6, 2005, the Company announced the completion of the acquisition of Neiman Marcus, Inc. by an investor group led by TPG Capital (formerly Texas Pacific Group) and Warburg Pincus LLC. The accompanying condensed consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results of operations have been prepared by comparing the results of the Successor for the 39 weeks ended April 28, 2007 to the mathematical combination of the Successor and Predecessor periods in the 39 weeks ended April 29, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison. For further information related to the Company's financial results, refer to the Company's Form 10-Q and other information available from the Securities and Exchange Commission.

     Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Adjusted operating earnings exclude the impact of certain items as described below under "Other Items."

     For the 13 weeks ended April 28, 2007, the Company reported total revenues of $1.07 billion compared to $992.3 million in the prior year. Comparable revenues increased 6.1 percent. Operating earnings for the third quarter of fiscal year 2007 were $162.6 million compared to $133.1 million for the third quarter of fiscal year 2006. Adjusted operating earnings were $180.6 million in the third quarter of fiscal year 2007 compared to $150.6 million in the third quarter of fiscal year 2006, an increase of 19.9 percent.

     For the 39 weeks ended April 28, 2007, the Company reported total revenues of $3.4 billion compared to $3.1 billion in the prior year. Comparable revenues increased 6.6 percent. Operating earnings for the 39 weeks ended April 28, 2007 were $444.6 million compared to $307.7 million for the comparable period a year ago. Adjusted operating earnings for the 39 weeks ended April 28, 2007 were $494.6 million compared to $408.8 million for the comparable period a year ago, an increase of 21.0 percent.

     See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

     Other Items

     As a result of the acquisition, the Company recorded costs related to the amortization of customer lists and favorable lease commitments in the third quarter of fiscal year 2007 and 2006 of approximately $18.1 million and $18.0 million, respectively. These amortization costs totaled $54.2 million and $41.5 million for the 39 weeks ended April 28, 2007 and April 29, 2006, respectively. In addition, the Company recorded other income of approximately $4.2 million in the first quarter of fiscal year 2007 which represents proceeds it received from its investment in an Internet retailer. The Company also recorded other non-cash items related to various valuation adjustments that resulted in a credit of approximately $0.5 million in the third quarter of fiscal year 2006 and charges totaling $36.0 million for the 39 weeks ended April 29, 2006. Also, prior to consummation of the acquisition, the Company recorded in the first quarter of fiscal year 2006 transaction and other costs of approximately $23.5 million.

     In December 2006, the Company completed both the purchase of the minority interest and the sale of Kate Spade LLC for pretax net cash proceeds of approximately $62.1 million. Also, the Company sold its majority interest in Gurwitch Products, L.L.C. in July 2006 for pretax net cash proceeds of approximately $40.8 million. The Company's financial statements reflect Kate Spade LLC and Gurwitch Products, L.L.C. as discontinued operations for all periods presented.

     A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Thursday, June 7, 2007 beginning at 10:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

     From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

     The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the Company's success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company's senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

     These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


                         NEIMAN MARCUS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

                                                April 28,   April 29,
(in thousands)                                    2007        2006
                                               ----------- -----------
                                               (Successor) (Successor)
ASSETS
-----------------------------------------------
Current assets:
  Cash and cash equivalents                      $176,803    $107,443
  Merchandise inventories                         908,060     833,881
  Other current assets                            150,615     104,047
  Current assets of discontinued operations             -      40,034
                                               ----------- -----------
    Total current assets                        1,235,478   1,085,405
                                               ----------- -----------

Property and equipment, net                     1,034,228   1,024,732
Goodwill and intangibles, net                   4,170,308   4,276,953
Other assets                                      110,970     132,127
Non-current assets of discontinued operations           -     140,797
                                               ----------- -----------
Total assets                                   $6,550,984  $6,660,014
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
-----------------------------------------------
Current liabilities:
  Accounts payable                               $297,841    $240,789
  Accrued liabilities                             416,077     379,909
  Notes payable and current maturities of long-
   term liabilities                                 3,686       3,879
  Current liabilities of discontinued
   operations                                           -      31,752
                                               ----------- -----------
    Total current liabilities                     717,604     656,329
                                               ----------- -----------

Long-term liabilities:
  Asset-based revolving credit facility                 -           -
  Notes and debentures                          3,020,858   3,195,663
  Deferred income taxes                         1,021,524   1,115,216
  Other long-term liabilities                     239,564     194,979
  Non-current liabilities of discontinued
   operations                                           -      16,972
                                               ----------- -----------
    Total long-term liabilities                 4,281,946   4,522,830
                                               ----------- -----------

Minority interest                                       -      12,810

Total shareholders' equity                      1,551,434   1,468,045
                                               ----------- -----------
Total liabilities and shareholders' equity     $6,550,984  $6,660,014
                                               =========== ===========


                         NEIMAN MARCUS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             (UNAUDITED)

                   Thirteen Weeks Ended      Thirty-nine Weeks Ended
                --------------------------- --------------------------
(in thousands)  April 28,      April 29,     April 28,     April 29,
                    2007         2006            2007         2006
                ----------- --------------- ------------- ------------
                (Successor)   (Successor)    (Successor)   (Combined)

Revenues        $1,073,374        $992,318    $3,408,421   $3,132,982
Cost of goods
 sold including
 buying and
 occupancy
 costs             627,879         589,264     2,084,916    1,974,581
Selling,
 general and
 administrative
 expenses          247,652         235,555       778,767      735,066
Income from
 credit card
 operations        (17,069)        (15,136)      (51,370)     (43,712)
Depreciation
 expense            34,255          31,584       101,503       94,271
Amortization of
 customer lists     13,621          13,483        40,764       31,116
Amortization of
 favorable
 lease
 commitments         4,469           4,502        13,408       10,389
Transaction and
 other costs             -               -             -       23,544
Other income             -               -        (4,210)           -
                ----------- --------------- ------------- ------------

Operating
 earnings          162,567         133,066       444,643      307,727

Interest
 expense, net       63,787          67,040       198,142      149,430
                ----------- --------------- ------------- ------------

Earnings from
 continuing
 operations
 before income
 taxes              98,780          66,026       246,501      158,297

Income taxes        37,842          25,051        95,932       59,683
                ----------- --------------- ------------- ------------

Earnings from
 continuing
 operations         60,938          40,975       150,569       98,614

Loss from
 discontinued
 operations,
 net of taxes       (1,390)           (428)      (22,771)         (20)
                ----------- --------------- ------------- ------------

Net earnings       $59,548         $40,547      $127,798      $98,594
                =========== =============== ============= ============

     The results of operations have been prepared by comparing the results of the Successor for the thirty-nine weeks ended April 28, 2007 to the mathematical combination of the Successor and Predecessor periods in the thirty-nine weeks ended April 29, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.


                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

SEGMENTS:              Thirteen Weeks Ended    Thirty-nine Weeks Ended
                     ------------------------- -----------------------
(dollars in           April 28,    April 29,   April 28,    April 29,
 millions)              2007         2006          2007       2006
                     ----------- ------------- ----------- -----------
                     (Successor)   (Successor) (Successor)  (Combined)

REVENUES:
  Specialty Retail
   Stores                $908.0        $840.2     $2,857.9   $2,629.0
  Direct Marketing        165.4         152.1        550.5      504.0
                     ----------- ------------- ------------ ----------
    Total              $1,073.4        $992.3     $3,408.4   $3,133.0
                     =========== ============= ============ ==========


OPERATING EARNINGS:
  Specialty Retail
   Stores                $168.1        $142.6       $446.2     $372.4
  Direct Marketing         29.8          23.0         89.7       75.5
  Corporate expenses      (17.3)        (15.0)       (41.3)     (39.1)
                     ----------- ------------- ------------ ----------
    ADJUSTED
     OPERATING
     EARNINGS            $180.6        $150.6       $494.6     $408.8
  Amortization of
   customer lists
   and favorable
   lease commitments      (18.1)        (18.0)       (54.2)     (41.5)
  Non-cash items
   related to other
   valuation
  adjustments made
   in connection
   with the
   acquisition                -           0.5            -      (36.0)
  Other income                -             -          4.2          -
  Transaction and
   other costs                -             -            -      (23.5)
                     ----------- ------------- ------------ ----------
    OPERATING
     EARNINGS            $162.6        $133.1       $444.6     $307.7
                     =========== ============= ============ ==========

     The results of operations have been prepared by comparing the results of the Successor for the thirty-nine weeks ended April 28, 2007 to the mathematical combination of the Successor and Predecessor periods in the thirty-nine weeks ended April 29, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.

     Adjusted operating earnings represents operating earnings excluding amortization of customer lists and favorable lease commitments, purchase accounting adjustments, other income and transaction and other costs.

     Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.


                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)
OTHER DATA:

                        Thirteen Weeks Ended   Thirty-nine Weeks Ended
                       ----------------------- -----------------------
(dollars in millions)   April 28,   April 29,  April 28,    April 29,
                          2007        2006         2007       2006
                       ----------- ----------- ----------- -----------
                       (Successor) (Successor) (Successor) (Combined)

Capital Expenditures          $33         $38        $104        $133

Depreciation                  $34         $32        $102         $94
Amortization of
 intangibles                  $18         $18         $54         $42

Rent Expense                  $21         $20         $66         $60


     CONTACT: Neiman Marcus, Inc.
              James E. Skinner, 214-757-2954
              Senior Vice President and Chief Financial Officer or
              Stacie Shirley, 214-757-2967
              Vice President - Finance and Treasurer